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                                            Exhibit 10(i)

          SPRINT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 SECTION 1

                    ESTABLISHMENT AND PURPOSE



     1.1  Establishment.  The Company hereby establishes the Plan for certain eligible Employees, effective as of January 1, 1994.

     1.2  Purpose.  The Plan is established to supplement the

benefits of any Participant whose retirement income under a

Qualified Pension Plan is limited in accordance with Section 415 or 401(a)(17) of the Code or whose benefit under such a plan is reduced by his or her Deferred Compensation Plan Deferrals.  The

Plan is intended to restore such a Participant's overall

retirement income to the level which would have been payable under the Qualified Pension Plan absent either such limitation under the Code or absent such deferrals.  The Plan is further intended to facilitate the attraction and retention of senior level executives who have significant experience with a former employer prior to becoming employed by an Employer.

     It is intended that the Plan qualify as an unfunded plan

which is maintained primarily for the purpose of providing

deferred compensation for a select group of management or highly compensated employees and, to the extent applicable, an unfunded excess benefit plan, so as to qualify for the various applicable exceptions and exemptions to the requirements otherwise imposed by ERISA on employee pension benefit plans.

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                            SECTION 2

                  DEFINITIONS AND CONSTRUCTION



     2.1  Definitions.  The following terms, when capitalized as shown below, shall have the following respective meanings, unless the context clearly indicates otherwise.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code

herein shall include any successor provisions thereto.

     "Committee" means the committee established pursuant to

Section 8.

     "Company" means Sprint Corporation, a Kansas corporation

("Sprint") and its successor or successors.

     "Deferred Compensation Plan Deferrals" means the amount of compensation deferred by a Participant in the Sprint Executive

Deferred Compensation Plan to the extent such compensation would have been compensation for purposes of determining a

Participant's benefit under the Qualified Pension Plan had the amount not been deferred; provided, however, that a Deferred

Compensation Plan Deferral shall not include any amount deferred for which the Participant receives a pension make-up benefit as such term is defined in the Sprint Executive Deferred

Compensation Plan.

     "Employee" means any person employed by an Employer who

receives regular stated compensation other than a pension,

retainer or fee under contract.

     "Employer" means the Company or any subsidiary of the

Company which participates in a Qualified Pension Plan.

     "ERISA" means the Employee Retirement Income Security Act of

1974, as amended from time to time.  References to any provision of ERISA herein shall include any successor provisions thereto.

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     "Gross Misconduct" occurs if the Committee determines that the Participant has engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or any Subsidiary or other

affiliate.

     "Involuntary Termination without Cause" means a

Participant's termination of employment from the Company and all

Subsidiaries, if involuntary and not for reasons of Gross

Misconduct, including but not limited to, termination due to a job elimination pursuant to a reduction-in-force.

     "Normal Retirement Date" means the first day of the calendar month coincident with or next following the 65th birthday of the

Participant.

     "Participant" means an Employee who has satisfied the

requirements of Section 3.1 for participation in the Plan or a former Employee entitled to benefits hereunder.

     "Plan" means the Sprint Supplemental Executive Retirement

Plan, as set forth herein and as amended from time to time.

     "Plan Administrator" means the plan administrator appointed by the Committee under Section 8.1.

     "Qualified Pension Plan" means the Sprint Retirement Pension

Plan.

     "Subsidiary" means (a) a member of a controlled group of

corporations of which an Employer is a member, (b) an

unincorporated trade or business which is under common control with an Employer as determined in accordance with Section 414(c)

of the Code or (c) a member of an affiliated service group of which an Employer is a member as determined in accordance with

Section 414(m) of the Code.  For purposes hereof, a "controlled group of corporations" means a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C).

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     2.2  Construction.  Unless the context clearly indicates

otherwise, terms not defined in Section 2.1 shall have the

meaning specified in the Qualified Pension Plan under which the

Participant is entitled to a benefit (if defined therein).  In addition, except when otherwise clearly indicated by the context,

the plural shall include the singular and the singular shall include the plural.

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                            SECTION 3

                          PARTICIPATION



     3.1  Covered employees.  Any Employee who is not a member of a collective bargaining unit and whose benefits under a Qualified

Pension Plan maintained by the Company are limited in accordance with section 415 or 401(a)(17) of the Code shall become a

Participant in this Plan as of the date such benefits are first so limited.  Also, any Employee whose Deferred Compensation Plan

Deferrals cause a reduction in his or her benefit under the

Qualified Pension Plan shall be a Participant in this Plan.  An

Employee whose employment with the Company and all of its

Subsidiaries terminated before January 1, 1994, however, shall not be eligible to be a Participant herein.

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                                 SECTION 4

                   BENEFIT RESTORATION AMOUNTS


     4.1  Computation of Benefit.  The monthly amount of benefit restoration payable to a Participant under this Plan, when

expressed in the form of a single life annuity beginning on the

Participant's Normal Retirement Date, shall be equal to the

excess of (a) over (b) where:

          (a) equals the Participant's monthly retirement income benefit under the Qualified Pension Plan, payable in the form of a single life annuity beginning on such Participant's Normal Retirement Date, as determined under the terms and conditions of such plan, except that (i) such determination shall disregard the restrictions on retirement income benefits under such plan which are imposed in accordance with Sections 415 and 401(a)(17) of the Code and (ii) compensation for purposes of such determination shall include any Deferred Compensation Plan Deferrals; and

          (b) equals such Participant's actual monthly retirement income benefit under such Qualified Pension Plan, payable in the form of a single life annuity beginning on such Participant's Normal Retirement Date, as determined under the terms and conditions of such plan, including the restrictions on retirement income benefits under such plan which are imposed in accordance with sections 415 and 401(a)(17) of the Code and excluding any Deferred Compensation Plan Deferrals from compensation for purposes of such determination.


     4.2  Vesting and Forfeiture for Cause.  A Participant shall be vested in the benefit restoration payable under the Plan to the same degree that the Participant is vested in his or her retirement income benefits under the Qualified Pension Plan.

Notwithstanding the foregoing, however, any vested supplemental retirement income benefits or survivor benefits payable under this Plan shall be forfeited, and a Participant, together with any of his or her beneficiaries, shall have no right to such benefits if:  (a) such Participant has engaged in Gross

Misconduct, or (b) the

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Participant, without the consent of the Committee, while

employed by the Company or a Subsidiary or after

termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as

determined by the Committee.  The restriction from competition after termination of employment described in the preceding

sentence shall not apply to a Participant in the event he or she has an Involuntary Termination without Cause.

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                            SECTION 5

                 MID-CAREER PENSION ENHANCEMENT


     5.1  Recommendation of Participants for Mid-Career Pension

Enhancement.  Subject to the approval of the Organization and

Compensation Committee of the Board, the Company's Chief

Executive Officer may recommend Participants who are Senior Vice

President and above to receive a mid-career pension enhancement.

Such recommendation shall be delivered, in writing, to the

Committee and shall specify the following:  (a) the identity of the Participant selected, (b) the number of additional years of service (based on the relevant business experience of the

Participant with another employer prior to his or her employment with the Company or a Subsidiary) with which such Participant will be credited for the purpose of calculating benefits in

accordance with the benefit formula under the Qualified Pension

Plan, (c) the service requirements which a Participant must

satisfy to be eligible for such benefits (if different than as described in Section 5.3) and (d) the conditions under which such benefits will be forfeited (if different than as described in

Section 5.4).  5.2  Computation of Benefit.  The monthly amount of any mid-career pension enhancement benefit payable to a

Participant under this Plan, when expressed in the form of a single life annuity beginning on the Participant's Normal

Retirement Date, shall be equal to the excess of (a) over (b)

where:

          (a) equals the Participant's monthly retirement income benefit under Section 4.1 of this Plan and the Qualified Pension Plan, payable in the form of a single life annuity beginning on such Participant's Normal Retirement Date, as determined under the terms and conditions of such plans, except that such determination under this Section 5.2(a) shall be made assuming that the Participant had additional years of credited service as specified in the recommendation under Section 5.1; and

          (b) equals the sum of (i) such Participant's actual monthly retirement income benefit under Section 4.1 of this Plan and the Qualified Pension Plan,

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     payable in the form of a single life annuity beginning on
     such Participant's Normal Retirement Date, as determined under the terms and conditions of such plans, but without assuming the additional years of credited service as specified in the recommendation under Section 5.1 and (ii) the actuarial equivalent amount, expressed as a single life annuity beginning on such Participant's Normal Retirement Date, received by such Participant from any pension plans of his or her previous employers, if any, whether qualified under
     Section 401 of the Code or not.

     5.3  Service Requirements.  Unless provided otherwise in the recommendation, the number of additional years of service

specified in the recommendation shall be credited to a

Participant at the rate of one additional year of service for each completed year of service with the Company or one of its

Subsidiaries.

     5.4  Forfeiture.  Unless provided otherwise in the

recommendation, mid-career pension enhancement benefits shall be forfeited, and a Participant, together with any of his or her beneficiaries, shall have no right to such benefits if:

          (a) the Participant has engaged in Gross Misconduct;

          (b) the Participant, without the consent of the Committee, while employed by the Company or a Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee (such restriction from competition after termination of employment shall not apply to a Participant in the event he or she has an Involuntary Termination without Cause); or

          (c) the Participant terminates employment with the Company and all of its Subsidiaries prior to age 60, unless the Participant terminates such employment for reasons of
     (i) death, (ii) total and permanent disability, or (iii) Involuntary Termination without Cause.

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                                SECTION 6

                  BENEFIT COMMENCEMENT DATE AND

                           FORM OF PAYMENT


     6.1  Benefit Commencement Date.  Subject to Section 9.6 and

the following sentence, benefits payable to a Participant under the Plan shall commence as of the same annuity starting date as the benefits under the Qualified Pension Plan to which such

benefits relate.  In addition, mid-career pension enhancement benefits payable under the Plan will not commence until the

Participant has cooperated, to the satisfaction of the Committee,

in disclosing the benefits he or she will receive from any

pension plans of a previous employer as described in Section

5.2(b)(ii).

     6.2  Form of Payment.  Subject to Section 9.6, benefits

payable to a Participant under the Plan shall be distributed as follows:  (a) if the Participant does not make a timely election

(as described under (b) below), then (i) if the Participant is not married as of his or her annuity starting date, in the form of an annuity for the Participant's life, or (ii) if the

Participant is married as of his or her annuity starting date, in the form of an annuity for the Participant's life with a survivor annuity for the life of the Participant's spouse where the

survivor annuity is 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse, or (b) in any form provided under the Qualified Pension

Plan which the Participant elects.  Such election must be made by the Participant in writing and will only be effective if it is received by the Committee no later than one year prior to the

Participant's annuity starting date for benefits under the

Qualified Pension Plan.

     In the event benefits payable under the Plan commence as of an annuity starting date other than the Participant's Normal

Retirement Date or are distributed in a form other than a single life annuity, the amount of such benefits payable hereunder,

computed as described in Sections 4.1 and 5.2, shall be adjusted actuarially in the

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same manner that actuarial adjustments are made to the benefits of such Participant for such contingencies under the Qualified

Pension Plan.

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                            SECTION 7

                         DEATH BENEFITS


     7.1  Death On or After Annuity Starting Date.  If a

Participant dies on or after his or her annuity starting date,

the survivor benefits payable under the Plan, if any, shall be payable in accordance with the form of distribution in effect for such Participant under the Plan as of the date of his or her death.


     7.2  Death Prior to Annuity Starting Date.  If a Participant

dies before his or her annuity starting date and such Participant is survived by a spouse to whom he or she was married for at least one year immediately prior to the date of such

Participant's death, such surviving spouse shall be entitled to a survivor benefit hereunder.  Subject to Section 9.6, such

survivor benefit shall commence as of the same date that the survivor benefit to such spouse under the Qualified Pension Plan begins and shall be payable in the form of a single life annuity.

The monthly amount of such survivor benefit shall be equal to the excess of (a) over (b) where:


          (a) equals the monthly amount of the survivor benefit payable to the Participant's surviving spouse under the Qualified Pension Plan, as determined under the terms and conditions of such plan, except that (i) such determination, computed as described in Section 4.1, shall disregard the restrictions under such plan which are imposed in accordance with Sections 415 and 401(a)(17) of the Code and shall include as compensation any Deferred Compensation Plan Deferrals, and (ii) such determination shall include any additional years of credited service specified in Section
     5.1 for such Participant computed as described in Section
     5.2; and


          (b) equals the sum of (i) the monthly amount of the survivor benefit which is actually paid to such surviving spouse from such Qualified Pension Plan, as determined under the terms and conditions of such plan, including the restrictions under such plan which are imposed in accordance with sections 415 and 401(a)(17) of the Code and excluding any Deferred Compensation Plan Deferrals and any additional years of credited service specified in Section 5.1 for such Participant and (ii) for Participants entitled to a mid-career pension enhancement under Section 5, the monthly amount of the survivor benefit which is actually paid to such surviving spouse from any pension plan of the Participant's previous employers, if any, whether qualified under Section 401 of the Code or not.

     In the event a surviving spouse eligible to receive a

survivor benefit under this Section 7.2 dies before his or her actual benefit commences as set forth above, no benefit shall be payable hereunder.

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                            SECTION 8

                   ADMINISTRATION OF THE PLAN

     8.1  The Committee and the Plan Administrator.  The Plan

will be administered by a Committee consisting of not less than three persons designated from time to time by the Board.  The

Committee shall appoint a Plan Administrator to assist the

Committee in the Plan's administration.  The Plan Administrator shall be responsible for the day-to-day administration of the

Plan and shall have other powers and responsibilities delegated to him or her by the Committee.  The Committee may authorize the

Plan Administrator to designate agents to carry out certain of his or her responsibilities.

     8.2  Power of the Committee.  The Committee shall have full power and authority:

          (a) to, in its sole discretion, make decisions and take any action with respect to questions arising in connection with the Plan, including but not limited to, the construction and interpretation of the Plan and to make equitable adjustments for any mistakes or errors made in the administration of the Plan;

          (b) to, in its sole discretion, determine all questions arising in the administration of the Plan, including the power to determine the rights of Participants and their beneficiaries and the amount of their respective interests;

          (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes;

          (d) to enforce the Plan in accordance with its terms and the rules and regulations adopted by the Committee; and

          (e) to delegate its powers to any officer of the Company or other specified persons or committees.

          (f) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of the Plan.

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     8.3  Coordination of Benefit payments.  The Committee shall take such action as it deems necessary or appropriate to

establish procedures to coordinate the payment of benefits under the Plan with the payment of the corresponding benefits under the

Qualified Pension Plan to which the benefits payable hereunder relate.

     8.4  Committee Actions.  The Committee shall act by the vote or concurrence of the majority of its members and shall maintain a written record of its decisions and actions.  Resolutions may be adopted or other action may be taken without a meeting upon the unanimous written consent of the Committee.  No member of the

Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of the Plan.

     8.5  Indemnification.  The Employers will indemnify and hold harmless the directors and officers of the Employers, and of all

Subsidiaries, the members of the Committee and all other

Employees of the Employers, or of any Subsidiary, from any

liability, loss, cost or damage that such individuals may incur in the exercise and performance of their duties and powers

hereunder, except as may result from their own gross negligence or willful default.  The Employers also will assume the defense of any and all actions, suits or proceedings brought or advanced by any person (other than an Employer) against any such

individual arising under the Plan.

          8.6  Claim for Benefits.  Any claim for benefits under this

Plan shall be made in writing to the Plan Administrator.  If a claim for benefits is wholly or partially denied, the Plan Administrator shall so notify the Participant or beneficiary within 90 days after receipt of the claim.  The notice of denial shall be written in a manner calculated to be

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understood by the Participant or beneficiary and

shall contain (a) the specific reason or reasons for denial of the claim, (b) specific references to the pertinent Plan

provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or

information is necessary and (d) an explanation of the claims review procedure.  The decision or action of the Plan

Administrator shall be final, conclusive and binding on all

persons having any interest in the Plan, unless a written appeal is filed as provided in Section 8.7 hereof.

     8.7  Review of Claim.   Within 60 days after the receipt by

the Participant or beneficiary of notice of denial of a claim,

the Participant or beneficiary may (a) file a request with the

Committee that it conduct a full and fair review of the denial of the claim, (b) review pertinent documents and (c) submit

questions and comments to the Committee in writing.

     8.8  Decision After Review.  Within 60 days after the

receipt of a request for review under Section 8.7, the Committee,

or its delegate, shall deliver to the Participant or beneficiary a written decision with respect to the claim, except that if there are special circumstances (such as the need to hold a

hearing) which require more time for processing, the 60-day

period shall be extended to 120 days upon notice to the

Participant or beneficiary to that effect.  The decision shall be written in a manner calculated to be understood by the

Participant or beneficiary and shall (a) include the specific reason or reasons for the decision and (b) contain a specific reference to the pertinent Plan provisions upon which the

decision is based.

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                            SECTION 9

                    MISCELLANEOUS PROVISIONS


     9.1  Expenses.  Expenses of administering the Plan,

including the fees and expenses of any trustee, will be borne by the Employers.

     9.2  Employment Rights.  Establishment of this Plan shall

not be construed to give any Participant or beneficiary the right to be retained by the Employer or to any benefits not

specifically provided by the Plan.

     9.3  Severability.  In the event that any provision of the

Plan shall be held illegal or invalid for any reason, any

illegality or invalidity shall not affect the remaining parts of the Plan.  The Plan shall be construed and enforced, however, as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     9.4  Trust.  The Employers shall make all distributions

under this Plan.  Alternatively, the Company may, on behalf of itself and the other Employers, transfer assets to a trust

established with an independent trustee to make distributions under the Plan.  The assets so held in such trust shall remain the general assets of the Company which at all  times shall be subject to the rights and claims of the Company's general

creditors in accordance with the terms of the trust.  The rights of Participants and their beneficiaries under this Plan and any such trust shall be exclusively unsecured contractual rights.  No

Participant or beneficiary shall have any right, title or

interest whatsoever in the trust.

     9.5  Applicable Law.

     (a)  This Plan, to the extent considered an unfunded

deferred compensation plan for a select group of management or highly compensated employees which is not an excess benefit plan,

is fully exempt from Titles II, III and IV of ERISA. However,

this Plan, to the extent so considered, shall be governed and construed in accordance with the applicable sections of Title I of ERISA.

     (b)  To the extent not governed by ERISA, this Plan shall be governed by and construed according to the laws of the State of

Kansas.

     9.6  Lump Sum Cash Outs.  Notwithstanding any other

provision of the Plan to the contrary, the Committee may, in its sole discretion, direct that the actuarial equivalent of an

individual's benefits payable hereunder be paid to such

individual in a lump sum payment on such date as the Committee may determine.  Such actuarial equivalent amount shall be

determined in the same manner that the amount of an involuntary cash out distribution is computed under the Qualified Pension

Plan to which the benefits payable hereunder relate.  In no

event, however, shall lump sum payments under this Section 9.6 be limited by the $3,500 ceiling (adjusted for inflation) on

involuntary cash out distributions set forth in such Qualified

Pension Plan.  The payment of an immediate lump sum amount under this Section 9.6 shall be a complete discharge of any obligations to such individual and his or her beneficiaries hereunder.

     9.7  Incapacity of Benefit recipient.  In the event any

benefits (including survivor benefits) hereunder are payable to an individual who is physically or mentally incompetent to

receive such payment, such benefits shall be paid on such

individual's behalf to the same party to whom the corresponding benefits from the Qualified Pension Plan are paid.

     9.8  Effect on Qualified Retirement Plans.  Amounts credited or paid under this Plan shall not be considered to be

compensation for purposes of the Qualified Pension Plans or any other qualified retirement plan maintained by an Employer.

     9.9  Withholding of Taxes.  An Employer, or a person

designated by the Employer, will withhold any required taxes related to the vesting of accrued benefits or the payment of supplemental retirement income or survivor benefits hereunder.

In addition, an Employer may withhold such sum as the Employer or such person may reasonably estimate to be necessary to cover taxes for which the Employer or such person may be liable and which may be assessed with regard to such payment of supplemental retirement income or survivor benefits.

     9.10  Amendments.  The Board may amend this Plan in its sole discretion.  Any such amendment shall be effective at such date as the Board may determine, except that no such amendment, other than an amendment of a minor nature or permitted in accordance with the terms of the trust, if any, described in Section 9.4,

may apply to any period prior to the announcement of the

amendment.  The Committee may also amend the Plan, both

retroactively and prospectively, but only to make minor changes which are technical or administrative in nature.

     9.11  Plan Termination.  The Board may at any time terminate this Plan in whole or in part in which case no further benefits shall accrue hereunder with respect to any affected Participant.

If an Employer ceases to be a Subsidiary of the Company, the participation in this Plan of all Participants employed by that

Employer will terminate and no further benefits for such

Participants shall accrue hereunder.

     9.12  Non Alienation.  Subject to Section 9.13, no right or benefit under the Plan shall be subject to anticipation,

alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge,

encumber or charge the same shall be void.  No right or benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits, except such claims as may be made by the

Company or any other Employer.

     9.13  Qualified Domestic Relations Orders.  Section 9.12

shall not apply to the creation, assignment or recognition of a right to the benefit under the Plan pursuant to a "domestic

relations order" (as defined in Section 206(d)(3)(B)(ii) of

ERISA) which meets the requirements of a "qualified domestic relations order" (as defined in Section 206(d)(3)(B)(i) of ERISA)

and which is consistent with the nature of benefits provided under the Plan.

     9.14  Notices.  Notices, reports and statements to be given,

made or delivered to a Participant shall be deemed duly given,

made or delivered, when addressed to the Participant, and

delivered by ordinary mail, or by Employer mail, to such

Participant's business address or resident address on the

employee information system of the Employer.   All notices

required to be given by a Participant or beneficiary shall be given on a form provided for the purpose and shall be deemed received when delivered to the Committee or such Participant's local human resources department.

     IN WITNESS WHEREOF, Sprint Corporation has caused this

instrument to be executed by a duly authorized officer on this

_____, day of ____________, 1995, effective as of the 1st day of

January, 1994.

                                        SPRINT CORPORATION



                                        By: __________________________